Exhibit 5.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated June 30, 2022, relating to the carve-out financial statements of BaseCore Royalty Package appearing in the Current Report on Form 6-K of Sandstorm Gold Ltd. filed on July 13, 2022 and incorporated by reference in the Current Report on Form 6-K of Sandstorm Gold Ltd. filed on August 12, 2022.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

September 22, 2022